As filed with the Securities and Exchange Commission on


March 5, 1997

                                   Registration No. 33-50705
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                --------------------------------
                                 Post-Effective
                               Amendment No. 2 to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ------------------
                         RESOURCE MORTGAGE CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



     VIRGINIA                                         52-1549373
(State or other jurisdiction of                      (I.R.S. Employer )
incorporation or organization)                         Identification No.)

                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)


                                 Thomas H. Potts
                                    President
                         Resource Mortgage Capital, Inc.
                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
  (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                                    Copy to:

                            Elizabeth R. Hughes, Esq.
                Venable, Baetjer and Howard, LLP
               1800 Mercantile Bank & Trust Bldg.
                                 2 Hopkins Plaza
                            Baltimore, Maryland 21201
                                 (410) 244-7400


    Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Post-Effective Amendment.

                              PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED ____________, 1997)

                                2,000,000 SHARES

                                [GRAPHIC OMITTED]


                         RESOURCE MORTGAGE CAPITAL, INC.

                             SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


   Pursuant to the terms of a Sales Agency Agreement (the Sales Agency Agreement) between Resource Mortgage Capital, Inc., a Virginia corporation (the Company), and PaineWebber Incorporated (PaineWebber or the Agent), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part and is incorporated herein by reference, the Company may issue and sell up to 2,000,000 shares (the Maximum Amount) of its common stock, par value $.01 per share (Common Stock), from time to time through PaineWebber, as sales agent for the Company, which shares are being offered under this Prospectus Supplement. Such sales, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange (the NYSE). Such sales will be effected during a series of one or more pricing periods (each, a Pricing Period), each consisting of five consecutive calendar days in duration, unless a shorter period has otherwise been agreed to by the Company and PaineWebber. During any Pricing Period, the Company and PaineWebber will designate the number of shares of stock to be sold as Average Market Price Shares which shares shall not exceed 4% of the average daily trading volume of the Common Stock over the preceding 60 consecutive calendar days. For such Pricing Period, an Average Market Price (as hereinafter defined) will be computed. With respect to any Pricing Period, Average Market Price shall equal the average of the arithmetic mean of the high and low sales prices of the Common Stock of the Company reported on the NYSE for each trading day of such Pricing Period.

   The net proceeds to the Company with respect to sales of Average Market Price Shares will equal a percentage of the Average Market Price (the Company's Percent) for each share of Common Stock sold during the Pricing Period plus Excess Proceeds (as defined below), if any, plus Alternative Proceeds (as defined below), if any. The Company's Percent will be 97% with respect to the first 600,000 shares that may be sold under the Sales Agency Agreement, 97.5% for the next 600,000 shares that may be sold thereunder, and 98% for the remaining 800,000 shares that may be sold thereunder. The compensation to PaineWebber for such sales in any Pricing Period will equal the difference between the aggregate gross sales prices at which such sales are actually effected and the net proceeds to the Company for such sales, but in no case will exceed the maximum amount permitted pursuant to any applicable requirements of the National Association of Securities Dealers, Inc., as determined in good faith by PaineWebber (the Maximum Commission). In the event that


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.


THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________, 1997.

the average gross sales price for all Average Market Price Shares sold in any Pricing Period is equal to or less than the Company's Percent of the Average Market Price, all of the proceeds from such sales would be for the account of the Company and no compensation would be payable to the Agent. To the extent that PaineWebber's compensation under the foregoing formula would otherwise exceed the Maximum Commission, the excess will constitute additional net proceeds to the Company (the Excess Proceeds).

   During any Pricing Period, the Company may designate a minimum price and instruct PaineWebber not to transact any sales below such price. If such an instruction is given and as a result thereof PaineWebber is unable to sell, on a daily basis, shares of Common Stock in any amount greater than or equal to the daily pro rata portion of Average Market Price Shares to be sold during such Pricing Period, then the prices reported on the NYSE for that day shall not be computed in calculating the Average Market Price for such Pricing Period and the net proceeds payable to the Company (the Alternative Proceeds) in respect of any sales of Average Market Price Shares effected that day (the Alternative Shares) by PaineWebber shall be equal to the Company's Percent times the weighted average gross sales prices at which PaineWebber has actually effected sales during that day. The compensation payable to PaineWebber for the sale of Alternative Shares shall be equal to the difference between the gross sales proceeds and the net proceeds to the Company for such sales. The Alternative Shares shall be excluded from determining the net proceeds to the Company for sales of Average Market Price Shares for such Pricing Period.

   During any Pricing Period, the Company and PaineWebber may agree upon the sale of shares (the Additional Shares) of Common Stock in addition to the Average Market Price Shares, such Additional Shares to be included in the computation of the Maximum Amount. The compensation to PaineWebber with respect to each one of the Additional Shares sold in any Pricing Period shall be a fixed percentage (PaineWebber's Percent) of the gross sales price per share. PaineWebber's Percent shall equal 3% with respect to the first 600,000 shares that may be sold under the Sales Agency Agreement, 2.5% for the next 600,000 shares that may be sold thereunder and 2% for the remaining 800,000 shares that may be sold thereunder. Unless otherwise indicated in a further Prospectus Supplement, PaineWebber as sales agent will act on a reasonable efforts basis.

   Settlements of sales of Additional Shares and Average Market Shares will occur on the third business day following the date on which any such sales are made. Purchases of Common Stock from PaineWebber as sales agent for the Company will settle the regular way on the NYSE. Compensation to PaineWebber with respect to sales of Average Market Price Shares will be paid out of the proceeds of the Average Market Price Shares that settle the third business day following the last day of a Pricing Period. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

   At the end of each Pricing Period, the Company will file an additional Prospectus Supplement under the applicable paragraph of Rule 424(b) promulgated under the Securities Act of 1933, as amended (the Act), which Prospectus Supplement will set forth the dates included in such Pricing Period, the number of such shares of Common Stock sold through PaineWebber as sales agent (identifying separately the number of Average Market Price Shares), the high and low prices at which Average Market Price Shares were sold during such Pricing Period, the net proceeds to the Company and the compensation payable by the Company to PaineWebber with respect to such sales pursuant to the formulas set forth above.

   In connection with the sale of the Common Stock on behalf of the Company, PaineWebber may be deemed to be an underwriter within the meaning of the Act, and the compensation of PaineWebber may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to PaineWebber against certain civil liabilities, including liabilities under the Act. PaineWebber may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   The offering of Common Stock pursuant to the Sales Agency Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject thereto, or (ii) termination of the Sales Agency Agreement. The Sales Agency Agreement may be terminated by the Company in its sole discretion after giving ten days written notice. PaineWebber has the right to terminate the Sales Agency Agreement after giving ten days written notice, and in certain other circumstances specified in the Sales Agency Agreement.

   PROSPECTUS

[GRAPHIC OMITTED]
              Resource Mortgage Capital, Inc.

  Common Stock, Preferred Stock, Debt Securities Warrants
       to Purchase Common Stock, Warrants to Purchase
              Preferred Stock and Warrants to
                            Purchase Debt Securities

                      ----------------

   Resource Mortgage Capital, a Virginia corporation (the Company), directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time one or more of the following types of its securities (the "Securities"): (i) shares of its common stock, par value $0.01 per share ("Common Stock"); (ii) shares of its preferred stock, par value $0.01 per share, in one or more series ("Preferred Stock"), (iii) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, "Debt Securities" and, as appropriate, "Senior Debt Securities" or "Subordinated Debt Securities"), (iv) warrants to purchase shares of Common Stock ("Common Stock Warrants"); (v) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (vi) warrants to purchase debt securities ("Debt Warrants) and (vii) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing types of Securities. The Securities offered pursuant to this Prospectus may be issued in one or more series, in amounts, at prices and on terms to be determined at the time of the offering of each such series. The Securities offered by the Company pursuant to this Prospectus will be limited to $200,000,000 aggregate initial public offering price, including the exercise price of any Common Stock Warrants, Preferred Stock Warrants and Debt Warrants (collectively, "Securities Warrants"). As of the date of this Prospectus, the Company has issued 1,552,500 shares of its Series A 9.75% Cumulative Convertible Preferred Stock, 2,196,824 shares of its Series B 9.55% Cumulative Convertible Preferred Stock and 1,840,000 shares of its Series C 9.73% Cumulative Convertible Preferred Stock.

   The specific terms of each offering of Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement (each, a "Prospectus Supplement") relating to such offering of Securities. Such specific terms include, without limitation, to the extent applicable (1) in the case of any series of Preferred Stock, the specific designations, rights, preferences, privileges and restrictions of such series of Preferred Stock, including the dividend rate or rates or the method for calculating same, dividend payment dates, voting rights, liquidation preferences, and any conversion, exchange, redemption or sinking fund provisions;
(2) in the case of any series of Debt Securities, the specific designations, rights and restrictions of such series of Debt Securities, including without limitation whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the currency in which such Debt Securities are denominated and payable, the aggregate principal amount, stated maturity, method of calculating and dates for payment of interest and premium, if any, and any conversion, exchange, redemption or sinking fund provisions;
(3) in the case of the Securities Warrants, the Debt Securities, Preferred Stock or Common Stock, as applicable, for which each such warrant is exercisable, and the exercise price, duration, detachability and call provisions of each such warrant; and (4) in the case of any offering of Securities, to the extent applicable, the initial public offering price or prices, listing on any securities exchange, certain federal income tax consequences and the agents, dealers or underwriters, if any, participating in the offering and sale of the Securities. If so specified in the applicable Prospectus Supplement, any series of Securities may be issued in whole or in part in the form of one or more temporary or permanent Global Securities, as defined herein.
                       ----------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
   ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                 TO THE CONTRARY IS UNLAWFUL.
                       ----------------


   The Company may sell all or a portion of any offering of its Securities through agents, to or through underwriters or dealers, or directly to other purchasers. See "Plan of Distribution." The related Prospectus Supplement for each offering of Securities sets forth the name of any agents, underwriters or dealers involved in the sale of such Securities and any applicable fee, commission, discount or indemnification arrangement with any such party. See "Use of Proceeds."

   This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The delivery in any jurisdiction of this Prospectus together with a Prospectus Supplement relating to specific Securities shall not constitute an offer in such jurisdiction of any other Securities covered by this Prospectus but not described in such Prospectus Supplement.

                       ----------------
The date of this Prospectus is ___________, 1997.

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS AND AN ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional offices: Chicago Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10045. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza,
Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Company may also be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

   The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference: Annual Report on Form 10-K for the year ended December 31, 1995; Quarterly Report on Form 10-Q for the quarter ended March 31,1996; Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 as amended by Form 10-Q/A filed on March 5, 1997; current report on Form 8-K dated February 27, 1997; and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed to update the description.


   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

   The Company will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents described above under "Incorporation of Certain Documents by Reference," other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Written requests should be directed to: Resource Mortgage Capital, Inc., 10900 Nuckols Road, Glen Allen, Virginia 23060, Attention: Investor Relations, Telephone:
(804) 217-5800.

                                   THE COMPANY

   Resource Mortgage Capital, Inc. (the Company) is a mortgage and consumer finance company which uses its production operations to create investments for its portfolio. Currently, the Company's primary production operations include the origination of loans secured by multi-family properties and the origination of loans secured by manufactured homes. Since its inception in 1987 through May 13, 1996, the Company's principal production operations included the purchase or origination of single-family loans. The Company sold such operations on May 13, 1996 to Dominion Mortgage Services, Inc., a wholly-owned subsidiary of Dominion Resources, Inc. (NYSE: D).

    The Company will generally securitize loans funded as collateral for collateralized bonds, limiting its credit risk and providing long-term financing for its portfolio. The majority of the Company's current investment portfolio is comprised of loans or securities that have coupon rates which adjust over time (subject to certain limitations) in conjunction with changes in short-term interest rates. The Company intends to expand its production sources in the future to include other financial products, such as commercial real estate loans.

   The Company's principal source of earnings is the net interest income on its investment portfolio. The Company's investment portfolio consists principally of collateral for collateralized bonds, adjustable-rate mortgage (ARM) securities and loans held for securitization. The Company funds its portfolio investments with both borrowings and cash raised from the issuance of equity capital. For the portion of portfolio investments funded with borrowings, the Company generates net interest income to the extent that there is a positive spread between the yield on the earning assets and the cost of borrowed funds. For that portion of the balance sheet that is funded with equity capital, net interest income is primarily a function of the yield generated from the interest earning asset. The cost of the Company's borrowings may be increased or decreased by interest rate swap, cap, or floor agreements.

   Generally, during a period of rising interest rates, the Company's net interest spread earned on its investment portfolio will decrease. The decrease of the net interest spread results from (i) the lag in resets of the ARM loans underlying the ARM securities and collateral for collateralized bonds relative to the rate resets on the associated borrowings and (ii) rate resets on the ARM loans which are generally limited to 1% every six months, while the associated borrowings have no such limitation. As interest rates stabilize and the ARM loans reset, the net interest margin may be restored to its former level as the yields on the ARM loans adjust to market conditions. Conversely, net interest margin may increase following a fall in short-term interest rates. This increase may be temporary as the yields on the ARM loans adjust to the new market conditions after a lag period. In each case, however, the Company expects that the increase or decrease in the net interest spread due to changes in the short-term interest rates is temporary. The net interest spread may also be increased or decreased by the cost or proceeds of the interest rate swap, cap or floor agreements.

   The Company seeks to generate growth in earnings and dividends per share in a variety of ways, including (i) adding investments to its portfolio when opportunities in the market are favorable; (ii) developing production capabilities to originate and acquire financial assets in order to create attractively priced investments for its portfolio, as well as control the underwriting and servicing of such financial assets; and (iii) increasing the efficiency with which the Company utilizes its equity capital over time.

   The Company elects to be taxed as a real estate investment trust (a REIT) and, as a result, is required to distribute substantially all of its earnings annually to its shareholders. In order to grow its equity base, the Company may issue additional preferred or common stock. Management strives to issue such additional shares when it believes existing shareholders are likely to benefit from such offerings through higher earnings and dividends per share than as compared to the level of earnings and dividends the Company would likely generate without such offerings.

                                Other Information

   The Company, and its qualified real estate investment trust ("REIT") subsidiaries, have elected to be treated as a REIT for federal income tax purposes. A REIT must distribute annually substantially all of its income to shareholders. The Company and its qualified REIT subsidiaries (collectively, "Resource REIT") generally will not be subject to federal income tax to the extent that certain REIT qualifications are met. Certain other affiliated entities which are consolidated with the Company for financial reporting purposes, are not consolidated for federal income tax purposes because such entities are not qualified REIT subsidiaries. All taxable income of these affiliated entities are subject to federal and state income taxes, where applicable. See "Federal Income Tax Considerations."

   The principal executive office of the Company is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone number: (804) 217-5800.

                                 USE OF PROCEEDS

   Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the net proceeds from the sale of Securities offered by the Company will be available for the general corporate purposes of the Company. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing future acquisitions (including acquisitions of loans, mortgage loans and other mortgage-related products), capital expenditures and working capital. Pending any such uses, the Company may invest the net proceeds from the sale of any Securities or may use them to reduce short-term indebtedness. If the Company intends to use the net proceeds from a sale of Securities to finance a significant acquisition, the related Prospectus Supplements will describe the material terms of such acquisition.

   If Debt Securities are issued to one or more persons in exchange for the Company's outstanding debt securities, the accompanying Prospectus Supplement related to such offering of Debt Securities will set forth the aggregate principal amount of the outstanding debt securities which the Company will receive in such exchange and which will cease to be outstanding, the residual cash payment, if any, which the Company may receive from such persons or which such persons may receive from the Company, as appropriate, the dates from which the Company will pay interest accrued on the outstanding debt securities to be exchanged for the offered Debt Securities and an estimate of the Company's expenses in respect of such offering of the Debt Securities.

         RATIO OF AVAILABLE EARNINGS TO FIXED CHARGES

   The Company's ratio of available earnings to fixed charges was 1:1 or greater in each of the last five fiscal years.
The ratios were as follows:


                                    Year ended December 31,
                                1996    1995    1994      1993    1992

                                -------------------------------
Ratio of available
earnings to fixed               1.56:1  1.26:1  1.35:1   1.69:1   1.80:1
charges (1)


(1) For purposes of computing the ratios, "available earnings" consist of net income before income taxes plus interest and debt expense and excludes fixed charges related to Collateralized bonds issued by the Company which are nonrecourse to the Company. This sum is divided by fixed charges, which consists of total interest and debt expense, to determine the ratio of available earnings to fixed charges.

   These ratios represent a measure of the ability to meet debt service obligations from funds generated from operations.

                            DESCRIPTION OF SECURITIES

   The following is a brief description of the material terms of the Company's capital stock. This description does not purport to be complete and is subject in all respects to applicable Virginia law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are on file with the Commission as described under "Available Information" and are incorporated by reference herein.

                                     General

   The Company may offer under this Prospectus one or more of the following categories of its Securities: (i) shares of its Common Stock, par value $0.01 per share; (ii) shares of its Preferred Stock, par value $0.01 per share, in one or more series; (iii) Debt Securities, in one or more series, any series of which may be either Senior Debt Securities or Subordinated Debt Securities; (iv) Common Stock Warrants; (v) Preferred Stock Warrants; (vi) Debt Warrants; and
(vii) any combination of the foregoing, either individually or as units consisting of one or more of the types of Securities described in clauses (i) through (vi). The terms of any specific offering of Securities, including the terms of any units offered, will be set forth in a Prospectus Supplement relating to such offering.

   The Company's authorized equity capitalization consists of 50 million shares of Common Stock, par value $0.01 per share and 50 million shares of preferred stock, par value $0.01 per share. Neither the holders of the Common Stock nor of any preferred stock, now or hereafter authorized, will be entitled to any preemptive or other subscription rights. The Common Stock is listed on the New York Stock Exchange. The Company intends to list any additional shares of its Common Stock which are issued and sold hereunder. The Company may list any series of its Preferred Stock which are offered and sold hereunder, as described in the Prospectus Supplement relating to such series of Preferred Stock.

                                  Common Stock

   As of December 31, 1996, there were 20,653,593 outstanding shares of Common Stock held by 3,416 holders of record. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock must be paid in full before payment of any dividends on the Common Stock. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

   Holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. The Company's Articles of
Incorporation and Bylaws contain no restrictions on the repurchase by the Company of shares of the Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

                                 Preferred Stock

   The Board of Directors is authorized to designate with respect to each series of preferred stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. As of the date hereof, there were 1,552,500 shares of Series A 9.75% Cumulative Convertible Preferred Stock, 2,196,824 shares of Series B 9.55%
Cumulative  Convertible  Preferred Stock and 1,840,000  shares of Series C 9.73%
Cumulative Convertible Preferred Stock (collectively, the Preferred Stock) issued and outstanding.

   Any preferred shares issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Stock.

                               Securities Warrants

General

    The Company may issue Securities Warrants for the Purchase of Common Stock, Preferred Stock or Debt Securities. Such warrants are referred to herein as Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as appropriate. Securities Warrants may be issued independently or together with any other Securities covered by the Registration Statement and offered by this Prospectus and any accompanying Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Securities Warrants will be issued under a separate agreement (each, a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as agent (each, a "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. Each issue of Securities Warrants will be evidenced by warrant certificates (the "Securities Warrant Certificates"). The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the definitive Securities Warrant Agreements and Securities Warrant Certificates will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such series of Securities Warrants.

   If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Debt Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants; (iv) the designation and terms of any Securities with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Security; (v) the date on and after which such Debt Warrants and the related Securities will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which the currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (viii) whether the Debt Warrant will be issued in registered or bearer form; (ix) certain federal income tax consequences; and (x) any other material terms of such Debt Warrants.

   In the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, and in the case of Securities Warrants for Preferred Stock, the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Security; (iv) the date on and after which such Securities Warrants and the related Securities will be transferable separately; (v) the number of shares of Preferred Stock or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of shares of Preferred Stock of such series or shares of Common Stock may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date on which such right shall expire; (vii) certain federal income tax consequences; and (viii) any other material terms of such Securities Warrants.

   Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the appropriate Securities Warrant Agent or other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Common Stock, holders of such Preferred Stock Warrants or Common Stock Warrants will not have any rights of holders of the respective Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

   Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

   Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment, as provided in the applicable Prospectus Supplement, of the amount required to purchase the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Upon receipt of such payment and the definitive Securities Warrant Certificates properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

   Each Securities Warrant Agreement may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Common Stock Warrant Adjustments

      Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within the number of days, specified in the applicable Prospectus Supplement, after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Securities Warrant Agreement governing such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below). The terms of any such adjustment will be specified in the related Prospectus Supplement for such Common Stock Warrants.

No Rights as Stockholders

   Holders of Common Stock Warrants will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company of any other matter, or to exercise any rights whatsoever as stockholders of the Company.

Existing Securities Holders

   The Company may issue, as a dividend at no cost, such Securities Warrants to holders of record of the Company's Securities or any class thereof on the applicable record date. If Securities Warrants are so issued to existing holders of Securities, the applicable Prospectus Supplement will describe, in addition to the terms of the Securities Warrants and the Securities issuable upon exercise thereof, the provisions, if any, for a holder of such Securities Warrants who validly exercises all Securities Warrants issued to such holder to subscribe for unsubscribed Securities (issuable pursuant to unexercised Securities Warrants issued to other holders) to the extent such Securities Warrants have not been exercised.

                                 Debt Securities

General

   The Company may offer one or more series of its Debt Securities representing general, unsecured obligations of the Company. Any series of Debt Securities may either (1) rank prior to all subordinated indebtedness of the Company and pari passu with all other unsecured indebtedness of the Company outstanding on the date of the issuance of such Debt Securities ("Senior Debt Securities") or (2) be subordinated in light of payments to certain other obligations of the Company outstanding on the date of issuance ("Subordinated Debt Securities"). In this Prospectus, any indenture relating to Subordinated Debt Securities is referred to as a "Subordinated Indenture" and the term "Indenture" refers to Senior and Subordinated Indentures, collectively.

   The aggregate principal amount of Debt Securities which may be issued by the Company will be set from time to time by the Board of Directors. Further, the amount of Debt Securities which may be offered by this Prospectus will be subject to the aggregate initial offering price of Securities specified in the Registration Statement. Each Indenture will permit the issuance of an unlimited amount of Debt Securities thereunder from time to time in one or more series. Additional debt securities may be issued pursuant to another registration statement for issuance under any Indenture. Any offering of Debt Securities may be denominated in any currency composite designated by the Company.

   The following description of the Debt Securities which may be offered by the Company hereunder describes certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Debt Securities and the extent to which the following general provisions may apply to such offering of Debt Securities will be described in the accompanying Prospectus Supplement relating to such offering of Debt Securities. The following descriptions of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the form of Senior Indenture or Subordinated Indenture, as appropriate. The definitive Indenture relating to each offering of Debt Securities will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such Debt Securities. All article and section references appearing herein are references to the articles and sections of the appropriate Indenture and, unless defined herein, all capitalized terms have the respective meanings specified in the appropriate Indenture.
   The Prospectus Supplement relating to any offering of Debt Securities will set forth the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby; (1) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (2) the price (expressed as a percentage of the aggregate principal amount of such Debt Securities) at which such Debt Securities will be issued;
(3) the currency or currency units for which the Debt Securities may be purchased and in which the principal of , and any interest on such Debt Securities may be payable; (4) the stated maturity of such Debt Securities or means by which a maturity date may be determined; (5) the rate at which such Debt Securities will bear interest or the method by which such rate of interest is to be calculated (which rate may be zero in the case of certain Debt Securities issued at a price representing a discount from the principal amount payable at maturity); (6) the periods during which such interest will accrue, the dates on which such interest will be payable (or the method by which such dates may be determined; including without limitation that such rate of interest may bear an inverse relationship to some index or standard) and the circumstances under which the Company may defer payment of interest; (7) redemption provisions, including any optional redemption, required repayment or mandatory sinking fund provisions; (8) any terms by which such Debt Securities may be convertible into shares of the Company's Common Stock, Preferred Stock or any other Securities of the Company, including a description of the Securities into which any such Debt Securities are convertible; (9) any terms by which the principal of such Debt Securities will be exchangeable for any other Securities of the Company; (10) whether such Debt Securities are issuable as definitive Fully-Registered Securities (as defined below) or Global Securities and, if Global Securities are to be issued, the terms thereof, including the manner in which interest thereon will be payable to the beneficial owners thereof and other book-entry procedures, any terms for exchange of such Global Securities into definitive Fully-Registered Securities (as defined below) and any provisions relating to the issuance of a temporary Global Security; (11) any additional restrictive covenants included for the benefit of the holders of such Debt Securities; (12) any additional events of default provided with respect to such Debt Securities; (13) the terms of any Securities being offered together with such Debt Securities, (14) whether such Debt Securities represent general, unsecured obligations of the Company and (15) any other material terms of such Debt Securities.

   If any of the Debt Securities are sold for foreign currency units, the restrictions, elections, tax consequences, specific terms, and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating to thereto.

Indenture Provisions

   The Debt Securities may be issued in definitive, fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will only be Fully Registered Securities. In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "Global Securities" below.

   One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

   Unless otherwise indicated in the related Prospectus Supplement for a series of Debt Securities, there are no provisions contained in the Indentures that would afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

   Global Securities. Any series of Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depository for such Global Security, or by a nominee for the Depository to the Depository, or to a successor of the Depository or a nominee of such successor.

   The specific terms of the Depository arrangement with respect to any series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

   Modification of Indentures. Unless otherwise specified in the related Prospectus Supplement, each Indenture, the rights and obligations of the Company, and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than a majority in principal amount of the outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification, is effective against any Holder without his consent.

   Events of Default. Unless otherwise specified in the related Prospectus Supplement, each Indenture, will provide that the following are Events of Default with respect to any series of Debt Securities issued thereunder: (1) default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; (2) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (3) default for 30 days in payment of any installment of interest on any Debt Securities of such series; (4) default for a specified number of days after notice in the performance of any other covenants in respect of the Debt Securities of such series contained in the Indenture; (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator, or trustee of the Company or its property; and (6) any other Event of Default provided in the applicable supplemental indenture under which such series of Debt Securities is issued. An Event of Default with respect to a particular series of Debt Securities issued under an Indenture will not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The trustee under an Indenture may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.

   If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate trustee under the Indenture or the Holders of not less than 25% in the aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement, of all the Debt Securities of such series to be due and payable immediately.

   Within four months after the close of each fiscal year, the Company will file with each trustee under the indentures a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof.

   Subject to provisions relating to its duties in case of default, a trustee under the Indentures shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order, or direction of any Holder, unless such Holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the Debt Securities of such series.

   Payment and Transfer. Principal of, and premium and interest, if any, on, fully Registered Securities will be payable at the Place of Payment as specified in the applicable Prospectus Supplement, provided that payment of interest, if any, may be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the person in whose names such Debt Securities are registered at the close of business on the day or days specified in the Prospectus Supplement or transfer to an account maintained by the payee located inside the United States. The principal of, and premium and interest, if any, on, Debt Securities in other forms will be payable in the manner and at the place or places as designated by the Company and specified in the applicable Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, payment of interest may be made, in the case of Bearer Security by transfer to an account maintained by the payee with a bank outside the United States.

   Fully Registered Securities may be transferred or exchanged at the corporate trust office of the trustee or any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement.

   Defeasance. The Indentures provide that each will cease to be of further effect with respect to a certain series of Debt Securities (except for certain obligations to register the transfer or exchange of Securities) if (a) the Company delivers to the Trustee for the Securities of such series for cancellation of all Securities of all series and the coupons, if any, appertaining thereto, or (b) if the Company deposits into trust with the Trustee money or United States government obligations, that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of, and interest on, the Securities of such series on the dates such payments are due or redeemable in accordance with the terms of such Securities.

         Certain Charter and Virginia Law Provisions

   Unless the amendment effects an extraordinary transaction, the Articles of Incorporation of the Company may be amended with the approval of the holders of a majority of the outstanding shares of Common Stock, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. Amendments that effect extraordinary transactions, which include mergers, share exchanges, a sale of substantially all the assets of the Company, the dissolution of the Company or the share ownership restrictions described below, require the approval of the holders of more than two-thirds of the outstanding shares of Common Stock (subject to any voting rights of any series of preferred stock outstanding).

   Special meetings of the shareholders of the Company may be called by a majority of the Board of Directors, a majority of the unaffiliated directors, the Chairman of the Board, the President or generally by shareholders holding at least 25% of the outstanding shares of Common Stock entitled to be voted at the meeting.

   Virginia law and the Articles of Incorporation of the Company provide that the directors and officers of the Company shall have no liability to the Company or its shareholders in certain actions brought by or on behalf of shareholders of the Company unless such officer or director has engaged in willful misconduct or violations of federal or state securities laws and certain other activities.

      Repurchase of Shares and Restrictions on Transfer

   Two of the requirements for qualification for the tax benefits accorded a REIT under the Internal Revenue Code of 1986, as amended ("the Code"), are that
(i) during the last half of each taxable year not more than 50% of the outstanding shares may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 days in each taxable year. Those requirements apply for all taxable years after the year in which a REIT elects REIT status.

   The Articles of Incorporation prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of capital stock in excess of 9.8% of the outstanding shares. Shares of capital stock owned by a person or group of persons in excess of such amounts are referred to as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the Code, the constructive ownership provisions of Section 544 of the Code and Rule 13d-3 promulgated under the Exchange Act, and the term "group" is defined to have the same meaning as that term has for purposes of
Section 13(d)(3) of the Exchange Act. Accordingly, shares of capital stock owned or deemed to be owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be Excess Shares.

   For purposes of determining whether a person holds Excess Shares, a person or group will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to such person or group under the constructive ownership provisions contained in Section 544 of the Code.

   The Articles of Incorporation provide that in the event any person acquires Excess Shares, each Excess Share may be redeemed at any time by the Company at the closing price of a share of capital stock on the New York Stock Exchange on the last business day prior to the redemption date. From and after the date fixed for redemption of Excess Shares, such shares shall cease to be entitled to any distribution and other benefits, except only the right to payment of the redemption price for such shares.

   Under the Articles of Incorporation any acquisition of shares that would result in failure to qualify as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 under the Code and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of shares of capital stock, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of shares already owned by the transferee and any related person.

   The Common Stock may not be purchased by nonresident aliens or foreign entities. In addition, the Common Stock may not be held by "disqualified organizations" within the meaning of Section 860E(e)(5) of the Code, which generally includes governmental entities and other tax-exempt persons not subject to the tax on unrelated business taxable income.

                          Transfer Agent and Registrar

   The  transfer  agent and the  registrar  for the  Company's
Common Stock is First Union  National Bank of North  Carolina,
Charlotte, North Carolina.

                              PLAN OF DISTRIBUTION

   The Company may sell Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which the Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

   If underwriters are used in the sale in a firm commitment underwriting, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Only underwriters named in the Prospectus Supplement are deemed to be underwriting in connection with the Securities in respect of which such Prospectus Supplement and this Prospectus are delivered and any firms not named therein are not parties to the underwriting agreement in respect of such Securities and will have no direct or indirect participation in the underwriting thereof, although they may participate in the distribution of such Securities under circumstances where they may be entitled to a dealer's commission.

   Securities may also be sold directly by the Company or through agents designated by the Company from time to time. The Securities offered hereby may also be sold from time to time through agents for the Company by means of (i) ordinary broker's transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the Exchanges, in which such agents may attempt to sell Securities as agent but may purchase and resell all or a portion of the blocks as principal, (iii) "fixed price offerings" in accordance with the rules of the Exchanges, or (iv) a combination of any such methods of sale. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. A Prospectus Supplement sets forth the terms of any such "fixed price offering," "exchange distributions" and "special offerings." If the agent purchases Securities as principal, it may sell such Securities by any of the methods described above. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated herein or in the Prospectus Supplement, any such agent is acting on a best-efforts basis for the period of its appointment.

   If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(1) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

   Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   If an agent or agents are utilized in the sale, such persons may be deemed to be "underwriters", and any documents, commissions or concessions received by them from the Company or any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the Company will be described in the Prospectus Supplement.

              FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Taxation of Shareholders

   The following section is a general summary of certain federal income tax aspects of an investment in the Company that should be considered by prospective shareholders. The discussion in this section is based on existing provisions of the Code, existing and proposed Treasury regulations, existing court decisions, and existing rulings and other administrative interpretations. There can be no assurance that future Code provisions or other legal authorities will not alter significantly the tax consequences described below. No rulings have been obtained from the Internal Revenue Service concerning any of the matters discussed in this section.

   The Company and its qualified REIT subsidiaries (collectively "Resource REIT") believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. The federal income tax provisions governing REITs and their shareholders are extremely complicated, and what follows is only a very brief and general summary of the most important considerations for shareholders. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMPANY.

General Considerations

   Resource REIT believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. Venable,
Baetjer  and  Howard,  LLP,  counsel to the  Company,  has given the Company its opinion to the effect that, as of the date hereof and based on the various representations made to it by the Company with respect to its income, assets, and activities since its inception, and subject to certain assumptions and qualifications stated in such opinion, (i) Resource REIT qualifies for treatment as a REIT under the Code and (ii) the organization and contemplated method of operation of Resource REIT are such as to enable it to continue so to qualify in subsequent years, provided the various operational requirements of REIT status are satisfied in those years. However, investors should be aware that opinions of counsel are not binding on the courts or the Internal Revenue Service. To the extent that Resource REIT qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on the amount of its income or gain that is distributed to shareholders. However, certain nonqualified REIT subsidiaries of the Company, which operate the Company's production operations and are included in the Company's consolidated GAAP financial statements, are not qualified REIT subsidiaries. Consequently, all of the nonqualified REIT subsidiary's taxable income is subject to federal and state income taxes.

   The REIT rules generally require that a REIT invest primarily in real estate-related assets, its activities be passive rather than active, and it distribute annually to its shareholders a high percentage of its taxable income. The Company could be subject to a number of taxes if it failed to satisfy those rules or if it acquired certain types of income-producing real property through foreclosure. Although no complete assurances can be given, the Company does not expect that it will be subject to material amounts of such taxes.

   Resource REIT's failure to satisfy certain Code requirements could cause the Company to lose its status as a REIT. If Resource REIT failed to qualify as a REIT for any taxable year, it would be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and would not receive deductions for dividends paid to shareholders. As a result, the amount of after-tax earnings available for distribution to shareholders would decrease substantially. While the Board of Directors intends to cause Resource REIT to operate in a manner that will enable it to qualify as a REIT in all future taxable years, there can be no certainty that such intention will be realized because, among other things, qualification hinges on the conduct of the business of Resource REIT.

Taxation of Distributions by the Company

   Assuming that Resource REIT maintains its status as a REIT, any distributions that are properly designated as "capital gain dividends" generally will be taxed to shareholders as long-term capital gains, regardless of how long a shareholder has owned his shares. Any other distributions out of Resource REIT current or accumulated earnings and profits will be dividends taxable as ordinary income. Shareholders will not be entitled to dividends-received deductions with respect to any dividends paid by Resource REIT. Distributions in excess of Resource REIT's current or accumulated earnings and profits will be treated as tax-free returns of capital, to the extent of the shareholder's basis in his shares of capital stock, and as gain from the disposition of shares, to the extent they exceed such basis. Shareholders may not include on their own returns any of Resource REIT ordinary or capital losses. Distributions to shareholders attributable to "excess inclusion income" of Resource REIT will be characterized as excess inclusion income in the hands of the shareholders. Excess inclusion income can arise from Resource REIT's holdings of residual interests in real estate mortgage investment conduits and in certain other types of mortgage-backed security structures created after 1991. Excess inclusion income constitutes unrelated business taxable income ("UBTI") for tax-exempt entities (including employee benefit plans and individual retirement accounts), and it may not be offset by current deductions or net operating loss carryovers. In the unlikely event that the Company's excess inclusion income is greater than its taxable income, the Company's distribution would be based on the Company's excess inclusion income. Although Resource REIT itself would be subject to a tax on any excess inclusion income that would be allocable to a "disqualified organization" holding its shares, Resource REIT's by-laws provide that disqualified organizations are ineligible to hold Resource REIT's shares.

   Dividends  paid by Resource REIT to  organizations  that generally are exempt from federal income tax under Section 501(a) of the Code should not be taxable to them as UBTI except to the extent that (i) purchase of shares of Resource REIT was financed by "acquisition indebtedness," (ii) such dividends constitute excess inclusion income or (iii) with respect to the trusts owning more than 10% of the shares of Resource REIT, under certain circumstances a portion of such dividend is attributable to UBTI. Because an investment in Resource REIT may give rise to UBTI or trigger the filing of an income tax return that otherwise would not be required, tax-exempt organizations should give careful consideration to whether an investment in Resource REIT is prudent.

Taxation of Dispositions of Shares of the Common Stock

   In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received with respect to such shares. All or a portion of any loss realized upon a taxable disposition of Shares of Resource REIT may be disallowed if other shares of Resource REIT are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

Backup Withholding

   Resource REIT generally is required to withhold and remit to the United States Treasury 31% of the dividends or certain gross proceeds paid to any shareholder who (i) fails to furnish Resource REIT with a correct taxpayer identification number, (ii) is the subject of a notification received by Resource REIT that such shareholder has underreported dividend or interest income to the Internal Revenue Service, or (iii) under certain circumstances, fails to certify to Resource REIT that he is not subject to backup withholding. An individual's taxpayer identification number is his social security number.

Debt Securities

   The Debt Securities will be taxable as indebtedness. Interest and original issue discount, if any, on a Debt Security will be treated as ordinary income to a holder. Any special tax considerations applicable to a Debt Security will be described in the related Prospectus Supplement.

Exercise of Securities Warrants

   Upon a holder's exercise of a Securities Warrant, the holder will, in general, (i) not recognize any income, gain or loss for federal income tax purposes, (ii) receive an initial tax basis in the Security received equal to the sum of the holder's tax basis in the exercised Securities Warrant and the exercise price paid for such Security and (iii) have a holding period for the Security received beginning on the date of exercise.

Sale or Expiration of Securities Warrants

   If a holder of a Securities Warrant sells or otherwise disposes of such Securities Warrant (other than by its exercise), the holder generally will recognize capital gain or loss (long term capital gain or loss if the holder's holding period for the Securities Warrant exceeds twelve months on the date of disposition; otherwise, short term capital gain or loss) equal to the difference between (i) the cash and fair market value of other property received and (ii) the holder's tax basis (on the date of disposition) in the Securities Warrant sold. Such a holder generally will recognize a capital loss upon the expiration of an unexercised Securities Warrant equal to the holder's tax basis in the Securities Warrant on the expiration date.

State and Local Tax Considerations

   State and local tax laws may not correspond to the federal income tax principles discussed in this section. Accordingly, prospective investors should consult their tax advisers concerning the state and local tax consequences of an investment in Resource REIT.

                                 LEGAL OPINIONS

   The validity of the shares will be passed upon for the Company by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.

                                     EXPERTS

      The consolidated financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the consolidated financial statements of the Company for the year ended December 31, 1996 included in the Company's Form 8-K dated February 27, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such financial statements and schedules have been incorporated by reference herein in reliance upon the reports of that firm and upon the authority of that firm as experts in auditing and accounting.

                                     Part II

            INFORMATION NOT REQUIRED IN PROSPECTUS








Item 16. Exhibits (unless otherwise noted, all exhibits listed are filed.)


      1.1  Form of Sales Agency Agreement with PaineWebber
           Incorporated.

      5.1  Legal Opinion of Venable, Baetjer and Howard, LLP.


      8.1  Tax opinion of Venable, Baetjer and
           Howard, LLP. (filed herewith)


      12.2  Ratio of Available Earnings to Fixed Charges.

      23.1 Consent of KPMG Peat Marwick LLP.

      23.2  Consent of Venable, Baetjer and Howard,
            LLP (contained in Exhibits 5.1 and 8.1).

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond and the State of Virginia on March
5, 1997.



                                    RESOURCE MORTGAGE CAPITAL, INC.

                                    Thomas H.Potts
                                    ---------------
                                    Thomas H. Potts,
                                    President
                                    (Principal Executive
                                    Officer)



      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on March 5, 1997.


Signature                                   Capacity

Thomas H. Potts                      President and Director
-------------------
Thomas H. Potts                      (Principal Executive
                                     Officer)

Lynn K. Geurin                       Executive Vice President,
                                     Chief Financial Officer
-------------------
Lynn K. Geurin                       (Principal Financial and
                                     Accounting Officer)


*
-------------------
J. Sydney                            Director
Davenport, IV

*
-------------------
Richard C. Leone                     Director

*
-------------------
Paul S. Reid                         Director

*
-------------------
Donald B. Vaden                      Director


*By  Thomas H. Potts
     -------------------
            Attorney-in-fact

                                  EXHIBIT INDEX




EXHIBIT (Unless otherwise noted, all exhibits listed were filed previously)


1.1    Form of Sales Agency Agreement with PaineWebber
       Incorporated.

5.1    Legal Opinion of Venable, Baetjer and Howard, LLP.


8.1    Tax opinion of Venable, Baetjer and Howard, LLP. (filed herewith)


12.1   Ratio of Available Earnings to Fixed Charges.

23.1   Consent of KPMG Peat Marwick LLP.

23.2 Consent of Venable, Baetjer and Howard, LLP (contained in Exhibits 5.1 and 8.1).

                                                           Exhibit 8.1



                                March 5, 1997


Resource Mortgage Capital, Inc.
10900 Nuckols Road
Glen Allen, Virginia 23060

                                 Re: Tax Opinion

Ladies and Gentlemen:

          We have acted as counsel to Resource Mortgage Capital, Inc. ("RMC") in connection with the preparation of a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to an offering of shares of RMC's common stock. You have requested our opinion regarding RMC's qualification as a real estate investment trust ("REIT") pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its 1996 taxable year. Unless otherwise stated, all section references herein are to the Code. In addition, you have requested our opinion with respect to whether RMC's organization and contemplated method of operations are such as to enable it to continue to qualify as a REIT for its 1997 taxable year and subsequent taxable years.

          RMC has a number of wholly-owned subsidiaries ("qualified REIT subsidiaries"), the income, liabilities, and assets of which are consolidated with those of RMC for federal income tax purposes. This letter refers to RMC, together with such subsidiaries, as "Consolidated RMC." In connection with the opinions rendered below, we have examined the following:

          1.   The Articles of Incorporation of RMC, as amended;

          2.   The bylaws of RMC as restated on June 22, 1992;

          3. Consolidated RMC's federal income tax returns for its taxable years 1994 and 1995; and

          4. The prospectus included in the registration statement with which this letter has been filed.

          In connection with the opinions rendered below, we have assumed that:

          1. Each of the documents referred to above has been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended;

          2. During Consolidated RMC's 1997 taxable year and subsequent taxable years, it will continue to conduct its affairs in a manner that will make the representations set forth below true for such years;

          3. Neither RMC nor any subsidiary of RMC will make any amendments to its organizational documents after the date of this opinion that would affect Consolidated RMC's qualification as a REIT for any taxable year; and

          4. No actions will be taken by Consolidated RMC or any subsidiary of RMC after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

          Furthermore, we have relied upon the correctness of the following representations of Consolidated RMC and its authorized representatives that, at all times relevant hereto:

          From the date RMC and Consolidated RMC were organized through the date hereof:
          1. Neither RMC nor any subsidiary thereof has ever been subject by law to the supervision or examination by state, or federal authorities having supervision over banking institutions.

          2. Neither RMC nor any subsidiary thereof has ever been a savings institution chartered or supervised as a savings and loan or similar association under federal or state law.

          3. Neither RMC nor any subsidiary thereof has ever been a small business investment company operating under the Small Business Investment Act of 1958.

          4. Neither RMC nor any subsidiary thereof was created by or pursuant to an act of a state legislature for purposes of promoting, maintaining, and assisting the economy and industry within a state on a regional or state-wide basis by making loans to be used in trades or businesses which would generally not be made by banks within such region or state in the ordinary course of business.

          5. Neither RMC nor any subsidiary thereof was an insurance company to which Subchapter L of the Code applies.

          6.   Beneficial ownership of the shares of RMC (the
"Shares") was held by 100 or more persons.

          7. RMC is a self-managed entity and its Shares, subject to certain excess share limitations, are transferable.

          8. At no time during the last half of any taxable year was more than 50% in value of the outstanding stock of RMC owned, directly or indirectly, by or for five or fewer individuals. For this purpose, the Shares are treated as owned indirectly by or for an individual if such individual would be treated as owning such Shares under section 544 as modified by section 856(h).

          9. Consolidated RMC's election to be treated as a REIT was properly made , has not been revoked, and RMC has not been notified that such election has been terminated.

          10. At the close of each quarter of each taxable year seventy-fivepercent (75%) or more of the value of Consolidated RMC's total assets consistedof cash and cash items (including receivables arising in the ordinary course ofConsolidated RMC's operations), government securities, and real estate assets(including interests in real property, interests in mortgages on real property,and interests in REMICs to the extent provided in section 856(c)(6)(E)), and shares or transferable certificates of beneficial interest in other qualifiedREITs) (the "75% test").

          11. With respect to any consumer installment loans on manufactured housing, which are assets of Consolidated RMC as described in paragraph 10 immediately above, that the associated manufactured housing units are secured to a site and are inherently permanent structures.

          12. Not more than five percent (5%) of the value of Consolidated RMC's total assets consisted of securities of any one issuer unless such securities are treated as real estate assets under the 75% test.

          13. The only stock that has ever been held by Consolidated RMC in Dynex Holding, Inc., SMFC Holding,Inc., and Saxon Holding, Inc. (the "non-REIT subsidiaries"), is nonvoting preferred stock and Consolidated RMC does not have any agreement with the holders of the voting stock of the non-REIT subsidiaries or the directors of the non-REIT subsidiaries as to (i) who will be elected as a director of a non REIT subsidiary; (ii) who can own the voting stock of a non-REIT subsidiary; or (iii)who can or will serve as an officer of a non-REIT subsidiary. In addition, Consolidated RMC does not own, and has not owned, more than ten percent (10%) of the outstanding voting securities of any other corporation (or entity treated as a corporation for federal income tax purposes) at any point in time since the formation of RMC, excluding for purposes of this representation such securities treated as real estate assets under the 75% test.


          14. Consolidated RMC did not receive or accrue any rents (other than an inmaterial amount received from sublease tenants)from either real or personal property.

          15. Consolidated RMC did not receive or accrue as income, directly or indirectly, any interest or other amount determined in whole or in part with reference to the income or profits derived by any person (excluding interest (A) based solely on a fixed percentage or percentages of receipts or sales or (B) to the extent described in section 856(f)(2)).

          16. Consolidated RMC did not own any mortgage whose terms entitled it to receive a specified portion of any gain realized on the sale or exchange of the real property securing the mortgage or any gain that would be realized if such property were sold on a specified date(i.e. shared appreciation mortgages).

          17. At least seventy-five percent (75%) of Consolidated RMC's gross income (excluding gross income from prohibited transactions) for any taxable year was derived from:

               (a) interest on obligations secured by mortgages (including consumer installment loans on manufactured housing) on real property or on interests in real property,

               (b) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which was not held as inventory or primarily for sale to customers in the ordinary course of its trade or business,

               (c) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs,

               (d)  abatements and refunds of taxes on real property,

               (e)  income and gain derived from foreclosure property,

               (f) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property, or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property),

               (g) gain from the sale or other disposition of real estate assets which is not a prohibited transaction solely by reason of section 857(b)(6), and

               (h) income which was attributable to stock or debt instruments acquired through the temporary investment of new capital and received or accrued during the one year period beginning on the date on which Consolidated RMC received such capital.

          18. At least ninety-five percent (95%) of Consolidated RMC's gross income (excluding gross income from prohibited transactions) for any taxable year was derived from:

               (a) sources which satisfy the seventy-five percent (75%) income test described in paragraph 17 above,

               (b)  dividends,

               (c)  interest,

               (d) payments with respect to bona fide  interest rate swap,  cap, or floor agreements entered into to hedge any variable interest rate indebtedness incurred or to be incurred to acquire or carry real estate assets ("interest rate agreements"), and

               (e) gain from the sale or other disposition of stocks and securities (including interest rate agreements).

          19. Less than thirty percent (30%) of Consolidated RMC's gross income for any taxable year was derived from the sale or other disposition of:

               (a) stock or securities (including interest rate agreements) held for less than one year,

               (b) property in a transaction which is a prohibited transaction, and

               (c) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than (i) property compulsorily or involuntarily converted within the meaning of section 1033, and (ii) property which is foreclosure property.

          20. For each taxable year, the deduction for dividends paid during the taxable year (determined without regard to capital gains dividends) equaled or exceeded (i) the sum of ninety-five percent (95%) of Consolidated RMC's real estate investment trust taxable income for the taxable year (determined without regard to the deduction for dividends paid and excluding any net capital gains), and ninety-five percent (95%) of the excess of the net income from foreclosure property over the tax imposed on such income by section 857(b)(4)(A), minus (ii) any excess noncash income as determined under section 857(e).

          21. All distributions paid by Consolidated RMC with respect to its Shares were pro rata with no preference to any share of stock as compared to any other shares of the same class and with no preference (other than as required under the Amended Articles of Incorporation of RMC between its common and preferred stock) to one class of stock as compared to another class.

          22. As of the close of any taxable year, Consolidated RMC had no earnings and profits accumulated in any non-REIT year.

          23. During its taxable year 1996, RMC has had at least 2000 shareholders of record of its Shares on any dividend record date. In prior taxable years, RMC had at least 201 shareholders of record of its Shares in any dividend record date.

          24. Promptly after the end of each taxable year, RMC demanded written statements from shareholders of record who on any dividend record date owned 5% (or 1%, as the case may be), or more of the Shares disclosing (i) the actual owners of the Shares (those persons required to include RMC's dividends in gross income), (ii) and the maximum number of Shares (including the number and face value of securities convertible into Shares) that were considered owned, directly or indirectly
(within the meaning of section 544 as modified by section 856(h)) by each of the actual owners of the Shares.

          25. RMC maintained the information received with respect to such written demands in its filing district available for inspection by the Internal Revenue Service at any time.

          26. RMC maintained sufficient records to show that it complied with the 75% test described at paragraph 10 above for all taxable years in its filingdistrict available for inspection by the Internal Revenue Service at any time.

          27. RMC and the plan administrator under RMC's Dividend Reinvestment and Stock Purchase Plan (the "Plan") have administered the Plan in accordance with the terms of the prospectus describing the Plan.

          28. RMC has owned all the stock of each qualified REIT subsidiary at all times during the period of such corporation's existence.

          29. During its 1997 taxable year and subsequent taxable years, Consolidated RMC expects to continue to satisfy all of the representations described in paragraphs 1 through 27 above.

          As used herein, the term "prohibited transaction" means the sale or other disposition of property held as inventory or primarily for sale to customers in the ordinary course of Consolidated RMC's trade or business. The term "foreclosure property" means any real property (including interests in real property) and any personal property incident to such real property, acquired by Consolidated RMC as the result of its having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of such property or on an indebtedness which such property secured. Such term does not include property acquired by Consolidated RMC as a result of indebtedness arising from the sale or other disposition of property held as inventory or for sale in the ordinary course of Consolidated RMC's trade or business which was not originally acquired as foreclosure property.

          Based solely on the documents, assumptions, and representations set forth above, and without further investigation, we are of the opinion that Consolidated RMC qualified as a REIT in its 1996 taxable year and that its organization and contemplated method of operation are such that it will continue to so qualify for its 1997 taxable year and subsequent taxable years. Except as described herein we have performed no further due diligence and have made no efforts to verify the accuracy or genuineness of the documents, assumptions, and representations set forth above.

          The foregoing opinion is based on current provisions of the Code and Treasury Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not yet issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent Consolidated RMC from qualifying as a REIT or that the Internal Revenue Service will not disagree with this opinion.

          The foregoing opinion is limited to federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or any issues arising under the tax laws of any state or locality. We undertake no obligation to update this opinion after the date of this letter. This opinion letter is solely for the information and use of the addressee and may not be relied upon, quoted, or otherwise used for any purpose by any other person without our express written consent.

          We consent to the references to this firm in the prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in which the prospectus is included. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                              VENABLE, BAETJER, AND HOWARD, LLP


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